UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 26, 2004

TRM CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Oregon	0-19657	93-0809419
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5208 N.E. 122nd Avenue
Portland, Oregon 97230

(Address of Principal Executive Offices) (Zip Code)

(503) 257-8766

(Registrant’s Telephone Number, Including Area Code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Item 8.01 — Other Events
SIGNATURE

Item 8.01 — Other Events

TRM Corporation is filing this Form 8-K to correct two statements contained in Amendment No. 2 to its Registration Statement on Form S-3 (File No. 333-116748). The following changes are hereby made to the disclosure contained under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Consolidated Results of Operations — Year Ended December 31, 2003 Compared to Year Ended December 31, 2002”:

1.	The following sentence under the heading “- Selling, General and Administrative Expense” is deleted in its entirety: “Our reduction in force decreased our labor and other expenses by $1.2 million in 2003.”

2.	The second sentence under the heading “- Net Income” is revised to read in its entirety: “After giving effect to Series A preferred stock dividends of $1.5 million in each period and a portion of undistributed income allocated to the preferred shareholders in 2003, our net income available to common shareholders was $3.3 million in 2003, compared to a net loss available to common shareholders of $5.5 million in 2002.”

SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TRM Corporation
Date: August 26, 2004	By:	/s/ Daniel E. O’Brien
Daniel E. O’Brien
Chief Financial Officer